Exhibit 10.6

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Agreement”), dated October 12, 2021, effective as of May 12, 2020 (the “Effective Date”), is entered into by and among Kim Moon Ho a/k/a Chris MH Kim, MD, an individual (“Assignor”), Apimeds, Inc., a South Korea corporation (“Assignee”), and Apimeds Pharmaceuticals US, Inc., a Delaware corporation (“APUS”). Each of the Assignor, Assignee and APUS are herein referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Assignor was engaged by Assignee prior to the Effective Date to contribute the Contribution (as defined below); and

WHEREAS, the Parties wish to memorialize the understanding with respect to the Contribution and the Intellectual Property (as defined below), subject to the terms and conditions set forth herein, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

1. Definitions. The following terms have the meanings set forth below in this Assignment.

1.1 “Assigned IP” means the Intellectual Property Rights in and to Assignor’s Contribution.

1.2 “Contribution” means the results of the services provided by Assignor to Assignee in connection with the development of therapeutic treatments using bee venom (the “Contribution”).

1.3 “Intellectual Property Rights” means all intellectual property rights arising under statutory or common law, contract, or otherwise, and whether or not registered or otherwise perfected, including without limitation, all (a) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing (provided that, with respect to the United States intent-to-use trademark applications, the transfer of such applications accompanies the transfer of the business or portion of the business to which the trademark pertains, and that business is ongoing and existing); (b) confidential information, ideas, formulas, designs, devices, technology, know-how, research and development, inventions, methods, data, databases, processes, compositions and other trade secrets, whether or not patentable; (c) patents, inventions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending patent application, patent applications, provisional patent applications, industrial designs, industrial models, including all reissues, divisions, continuations, extensions and reexaminations, and all rights therein provided by multinational treaties or conventions (but excluding South Korea Patent No. 0405128, Japan Patent No. 3989188, U.S Patent Application Serial No. 09/615,437, U.S. Divisional Patent Application Serial No. 10/960,772, and U.S. Patent Serial No. 12/152, 216); and (d) all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing.

2. Assignment of Assigned IP. Assignor acknowledges and agrees that he has sold, transferred, conveyed, assigned and set over (and to the extent not done previously, Assignor hereby sells, transfers, conveys, assigns and sets over) to Assignee all of his rights, good and marketable title, and interest in and to the Assigned IP together with all goodwill in connection therewith, free and clear of any liens, security interests, encumbrances or claims of others, and Assignor reserves no rights in any of the Assigned IP, effective as of the Effective Date. Without limiting the foregoing, no liability related to or arising from the Assigned IP is assigned or transferred in any way to Assignee under this Assignment. Assignor and Assignee acknowledge that the Assigned IP has been licensed to APUS for use in the Territory pursuant to a Business Agreement dated as of August 15, 2021 between Assignee and APUS.

2.2 Rights that Cannot Be Assigned. If Assignor has any rights in the Assigned IP that cannot be assigned to Assignee in accordance with this Section 2, then Assignor hereby grants to Assignee an exclusive, fully paid, royalty-free, perpetual, irrevocable, transferable, unlimited license with the right to sublicense, worldwide, now existing or created in the future, to make, have made, offer for sale, and sell products embodying such Assigned IP, for the entire duration of such rights. If Assignor has any such rights that cannot be assigned or licensed to Assignee in accordance with this Section 2, then Assignor hereby waives the enforcement of such rights.

3. Further Assurances.

3.1 No Retained Intellectual Property Rights. Assignor hereby acknowledges that it retains no right to use the Assigned IP and agrees not to challenge the validity of Assignee’s ownership of the Assigned IP or undertake any actions inconsistent with Assignee’s ownership thereof.

3.2 Additional Documentation. Assignor agrees to promptly, upon each request by Assignee and without additional consideration, execute documents, testify and take other acts as Assignee may deem necessary or desirable to procure, maintain, perfect, evidence and enforce the full benefits, enjoyment, rights, title and interest, on a worldwide basis, of the Assigned IP and all rights assigned hereunder, and render all necessary assistance in making application for and obtaining all right and title in and to the Assigned IP in Assignee’s name and for its benefit. Assignee will reimburse Assignor for Assignor’s reasonable expenses in performance under this Section 3.2.

3.3 Power of Attorney. In the event Assignee is unable for any reason, after reasonable effort, to secure Assignor’s signature on any document needed in connection with the actions specified herein, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Assignment with the same legal force and effect as if executed by Assignor. Assignor hereby waives and quitclaims to Assignee any and all claims, of any nature whatsoever, which they now or may hereafter have for infringement of any Assigned IP assigned hereunder.

4. Consideration. Assignor hereby acknowledges receipt of good, valuable and sufficient consideration in exchange for the services resulting in the Contribution and, accordingly, for the Contribution.

5. Miscellaneous.

5.1 Legal ,Counsel. In the preparation of this Agreement and in the transactions contemplated hereby, Royer Cooper Cohen Braunfeld LLC has represented APUS and the other Parties have been so advised with respect thereto and with respect to obtaining their own respective separate counsel, and each of such Parties acknowledges that he or it has either sought and obtained such separate legal counsel or has waived his or its right to do so.

5.2 Counterparts. This Assignment may be executed in one or more counterparts (including by .pdf delivery via email or by facsimile), each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

5.3 Governing Law: Venue. This Assignment is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware, United States, without regard to its internal conflicts of law. The Parties agree that in the event that any suit or proceeding is brought in connection with this Agreement, such suit or proceeding shall be brought in the state or federal courts located in New Castle County, Delaware, and the Parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

ASSIGNEE:
APIMEDS, INC.

/s/ Jakap Koo
Name: Jakap Koo
Title: CEO

ASSIGNOR:

/s/ Kim Moon Ho
Name: Kim Moon Ho a/k/a Chris MH Kim, MD

APUS:

APIMEDS PHARMACEUTICALS US, INC.

/s/ Scott Hollander
Name: Scott Hollander
Title: Chief Executive Officer

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